                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                  by and among


                     EASTERN ENVIRONMENTAL SERVICES, INC.
                      (the "Parent") and its Subsidiaries
                             listed on Schedule 1
                     hereto (collectively the "Borrowers")

                                      and
               BANKBOSTON, N.A. ("BKB"), BANQUE PARIBAS ("BP"),
     UNION BANK OF CALIFORNIA ("UBC"), BANK OF AMERICA NATIONAL TRUST AND
          SAVINGS ASSOCIATION ("B of A"), FLEET BANK, N.A. ("Fleet"),
                            SUMMIT BANK ("Summit"),

                                      and

                         (collectively, the "Banks"),

                                      and

                B of A as Documentation Agent and BKB as Agent

                               October 27, 1997


                                        2

                                Table of Contents

                                      Page

                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 27th day of October, 1997 by and among EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Parent"), its Subsidiaries listed on Schedule 1 hereto (the Parent and such Subsidiaries herein collectively referred to as the "Borrowers" and, individually, as a "Borrower"), each of which Borrowers (unless otherwise listed on Schedule 1 hereto) having its principal place of business at 1000 Crawford Place, Mount Laurel, New Jersey 08054 and BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB" f/k/a The First National Bank of Boston), BANQUE PARIBAS, an agency of a bank incorporated under the laws of France having an office at 1200 Smith, Suite 3100, Houston, TX 77002 ("BP"), UNION BANK OF CALIFORNIA, a bank organized under the laws of California having its principal place of business at 445 South Figueroa Street, Los Angeles, California 90071-1602 ("UBC"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association having an office at 231 South LaSalle Street, Chicago, Illinois 60697 ("B of A" f/k/a Bank of America Illinois), FLEET BANK, N.A., a national banking association having an office at 1185 Avenue of the Americas, New York, New York 10036 ("Fleet"), and SUMMIT BANK, a bank organized under the laws of New Jersey having its principal place of business at 210 Main Street, Hackensack, New Jersey 07602 ("Summit"), and such banks or other financial institutions which become a party hereto (each a "Bank," and, collectively, the "Banks"), B of A as Documentation Agent, and BKB as Agent for the Banks (the "Agent").

     WHEREAS, the Banks, the Agent, and the Borrowers wish to amend and restate the Original Credit Agreement (defined below) to increase the Total Commitment and to amend certain terms and provisions thereof;

     NOW THEREFORE, subject to the satisfaction of the conditions set forth in 9 hereof, the Borrowers, the Banks, and the Agent hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein:

       DEFINITIONS AND RULES OF INTERPRETATION.

       Definitions.

The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Agreement referred to below:

     Accountants.  See 5.4(a).

     Agent.  See preamble.

     Agent's Head Office. The Agent's head office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended and in effect from time to time.

     Apex.  Apex Waste Services, Inc., a Pennsylvania corporation.

     Applicable Commitment Fee Rate. The Applicable Commitment Fee Rate shall be as set forth in the definition of Applicable Rate.

     Applicable Laws.  See 6.10.

     Applicable L/C Fee Rate. The Applicable L/C Fee Rate shall be as set forth in the definition of Applicable Rate.

     Applicable Rate. The applicable rate per annum of interest on the Loans and the applicable rate per annum for Commitment Fees and Letter of Credit Fees as set forth in the following table:

 --------------------------------------------------------------------
  |               |Applicable  | Applicable    |Applicable  |
  Applicable                                                         |
  |Pricing Ratio  |Rate for    |  Rate for     |Commitment  |L/C Fee |
  |(as defined    |Base Rate   | Eurodollar    |Fee Rate    | Rate   |
  |  herein)      | Loans      |   Loans       |            |        |
 --------------------------------------------------------------------
  |less than      |    Base    |Eurodollar     | 0.25%      |0.75%   |
  |1.50:1         |Rate        |Rate plus      |            |        |
  |               |            |0.75%          |            |        |
 --------------------------------------------------------------------
  |greater than   |    Base    |Eurodollar     | 0.25%      |0.875%  |
  |or equal to    |Rate        |Rate plus      |            |        |
  |1.50:1, but    |            |0.875%         |            |        |
  |less than      |            |               |            |        |
  |2.00:1         |            |               |            |        |
 --------------------------------------------------------------------
  |greater than   |    Base    |Eurodollar     | 0.25%      |1.00%   |
  |or equal to    |Rate        |Rate plus      |            |        |
  |2.00:1, but    |            |1.00%          |            |        |
  |less than      |            |               |            |        |
  |2.50:1         |            |               |            |        |
 --------------------------------------------------------------------
  |greater than   |    Base    |Eurodollar     | 0.30%      |1.25%   |
  |or equal to    |Rate        |Rate plus      |            |        |
  |2.50:1, but    |            |1.25%          |            |        |
  |less than      |            |               |            |        |
  |3.00:1         |            |               |            |        |
 --------------------------------------------------------------------
  |greater than   |    Base    |Eurodollar     | 0.375%     |1.75%   |
  |or equal to    |Rate        |Rate plus      |            |        |
  |3.00:1         |            |1.75%          |            |        |
 --------------------------------------------------------------------

provided, however, that if actual savings from Net Benefits of Internalizing Waste Disposal are less than the previously submitted proforma numbers, such proforma numbers shall be adjusted to reflect the actual savings and set forth in a revised Compliance Certificate at the end of the second and fourth quarters following the end of the quarter in which any Eligible Landfill acquisition was made, and if such adjustments result in a higher rate of interest or fees for such period than originally calculated, the Borrowers shall pay the Banks the difference.

     Any change in (a) the Applicable Rate for Base Rate Loans, the Applicable Commitment Fee Rate and the Applicable L/C Fee Rate shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to 6.4(a) or (b) hereof which indicate a change in the Pricing Ratio and (b) the Applicable Rate for Eurodollar Loans shall become effective on the first day of each Interest Period which begins three (3) or more days after receipt by the Banks of such financial statements. If the Borrowers shall fail to deliver the financial statements required by 6.4(a) or (b) hereof within the time period specified therein, the Applicable Rate shall be the highest rate given in the above grid for the period from the date on which such financial statements were due until the actual delivery thereof, subject to adjustment upon receipt of the financial statements for the following time period.

     Arranger. BancBoston Securities, Inc., a 20 subsidiary organized under the laws of the United States of America.

     B of A. See preamble.

     Balance Sheet Date. June 30, 1997.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

     Bender. R & A Bender, Inc., a Pennsylvania corporation.

     Borrowers. See Preamble.

     Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

     Capital Assets. Tangible fixed assets (such as land, buildings, fixtures, machinery and equipment, landfills, and other items classified as property and equipment in accordance with GAAP); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP or any tangible assets acquired through an acquisition permitted by 7.4 hereof.

     Capital Expenditures. Amounts paid or indebtedness incurred by any Person in connection with the purchase and lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capitalized Leases. Leases, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Certified or Certification. With respect to the financial statements delivered pursuant to 5.4(a) and 6.4(a), such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

     CFO. See 6.4(b).

     Closing Date. The date on which the conditions precedent set forth in 9 are satisfied.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Collateral. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the aggregate amount of the Total Commitment, as the same may be reduced from time to time.

     Commitment Fee. See 4.1(a).

     Commitment Percentage. With respect to each Bank, the percentage set forth beside its name on Schedule 2 hereto (subject to adjustment upon any assignments pursuant to 19, or any increase in Total Commitment pursuant to 2.2(c)).

     Compliance Certificate. See 6.4(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers consolidated in accordance with GAAP.

     Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, and (b) income tax expense, to the extent that each of the same has been deducted in calculating Consolidated Net Income (or Deficit).

     Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, (b) income taxes (c) depreciation and landfill depletion expense, and (d) amortization expense, to the extent that each of the same has been deducted in calculating Consolidated Net Income (or Deficit).

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, but excluding one-time charges relating to pooling costs (including those related to tax charges) for acquisitions after June 30, 1997 and one-time charges of not more than (a) $1,808,000 relating to pooling costs for the acquisition of Super Kwik, Inc. taken in the fiscal quarter ended September 30, 1996, (b) $1,470,000 relating to pooling costs for the acquisition of Apex taken in the fiscal quarter ended April 1, 1997, and (c) $963,000 relating to pooling costs for the acquisition of Donno Company, Inc., Residential Services, Inc., Suffolk Waste Systems, Inc. and N.R.T. Realty Corp. taken in the fiscal quarter ended March 31, 1997.

     Consolidated Total Assets. All assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, including capitalized interest expense for such period.

     Consolidated Total Liabilities. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP.

     Consulting Engineer. An environmental consulting firm acceptable to the Agent.

     Default. See 12.

     Disposal. See "Release".

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

     Documentation Agent. See Preamble.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Drawdown Date. The date on which any Loan is made or is to be made.

     EBIT. See definition of Consolidated Earnings Before Interest and Taxes.

     EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

     Eligible Landfills. Any Subtitle D municipal solid waste landfill acquired by the Borrowers and the Agent and Majority Banks have approved the inclusion of Proforma Cash Savings with respect thereto in Proforma EBITDA.

     Employee Benefit Plan. Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by any Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See 5.16(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

     Eurodollar Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

     Eurodollar Offered Rate. The rate per annum at which deposits of dollars are offered to the Agent by prime banks in whatever eurodollar interbank market may be selected by the Agent in its sole discretion, acting in good faith, at or about 10:00 a.m. local time in such interbank market, two Business Days prior to the commencement of an Interest Period for a period equal to such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

     Eurodollar Rate. With respect to any Interest Period, the rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Agent two Business Days prior to the commencement of such Interest Period, in accordance with the following formula:


     BOS-BUS:435203



     3 Eurodollar Rate =Eurodollar Offered Rate 1 - Eurocurrency Reserve Rate

     Event of Default. See 12.

     Funded Debt. All indebtedness for borrowed money plus all obligations, liabilities and indebtedness under Capitalized Leases.

     Generally Accepted Accounting Principles or GAAP. (i) When used in 8, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances. See 5.16(b).

     Indebtedness. Collectively, without duplication, whether classified as Indebtedness, an Investment or otherwise on the obligor's balance sheet, (a) all indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (b) all obligations for the deferred purchase price of property or services or for future payment to the seller of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all agreements for indemnification or agreements to guarantee others against losses of any kind, (h) all liabilities or obligations in respect of judgments or awards against such Person, (i) all obligations, liabilities or indebtedness (contingent or otherwise) under landfill closure and post-closure bonds, (j) all Indebtedness of others referred to in clauses (a) through (i) above which is guaranteed, or in effect guaranteed, directly or indirectly in any manner, including through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling any Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in any Person (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure any Person against loss, and (k) all Indebtedness referred to in clauses (a) through (j) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien or encumbrance on (or other right of recourse to or against) property (including, without limitation, accounts and contract rights), even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness.

     Interest Period. With respect to each Eurodollar Loan:

          (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select; and

          (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2), three
     (3), or six (6) months thereafter, as the case may be, as the Borrowers may select;

          (c) provided that any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, unless the effect would be to extend such Interest Period to the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, or pre-payments for the use of landfill air space in excess of usual and customary industry practice. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Letters of Credit. Standby Letters of Credit issued or to be issued by the Agent under 3 hereof for the account of the Borrowers.

     Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by the Borrowers and the Agent from time to time which are entered into pursuant to 3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     Letter of Credit Fee. See 4.1(b).

     Letter of Credit Participation. See 3.1(b).

     Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, and the Security Documents, each as amended, modified, or supplemented and in effect from time to time.

     Loan and Letter of Credit Request. See 2.4.

     Loans. Loans made by the Banks to the Borrowers pursuant to 2.1 hereof.

     Majority Banks. As of any date, the Banks holding sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

     Material Acquisition. See 7.4.

     Maturity Date. October 27, 2002.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

     Multiemployer Plan. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

     Net Benefits of Internalizing Waste Disposal. With respect to any Eligible Landfill, the Proforma Cash Savings of internalizing waste disposal at such Eligible Landfill shall be included in Proforma EBITDA provided that (a) the landfill is open and ready to receive municipal solid waste as of the date of Majority Bank approval, (b) the Proforma Cash Savings calculation is presented in a four quarter format so that actual results may be substituted for the proforma numbers and in the Compliance Certificate at the end of each successive quarter, and (c) if in the judgment of the Agent third party verification is necessary, an independent third party acceptable to the Agent has verified and documented the Proforma Cash Savings in a form acceptable to the Agent.

     New Borrower. Any Borrower hereunder who was not also a Borrower under the Original Credit Agreement.

     Notes. See 2.3.

     Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks or the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

     Original Credit Agreement. That certain Revolving Credit Agreement dated as of September 25, 1996, as amended, by and among (a) the Parent and the Subsidiaries of the Parent listed on Schedule 1 thereto, (b) BKB and B of A and
(c) BKB, as Agent.

     Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Pappy. Pappy, Inc., a Maryland corporation.

     PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. See 7.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pine Grove. Pine Grove, Inc., a Delaware corporation.

     Pine Grove Group. Pine Grove, Pine Hauling and Pine Grove Landfill.

     Pine Hauling. Pine Grove Hauling Company, a Pennsylvania corporation.

     Pine Landfill. Pine Grove Landfill, a Pennsylvania corporation.

     Pledge Agreement. The Amended and Restated Pledge Agreement, dated as of the date hereof, among the Borrowers and the Agent pledging all of the stock of the Subsidiaries of the Parent to the Agent for the benefit of the Banks, as such agreement may be further amended, modified, or supplemented from time to time.

     Pricing Ratio. As at the end of any fiscal quarter of the Borrowers, the ratio of (a) Funded Debt to (b) Proforma EBITDA for the four fiscal quarters ending on such date.

     Proforma Cash Savings. The difference between cash disposal costs of waste volumes handled by the Borrowers' collection operations and disposed of at third-party landfills or transfer stations and the cash disposal costs of waste volumes now eligible to be disposed of at an Eligible Landfill, the difference to be adjusted downward for the actual waste volume projected to be taken to such Eligible Landfill in the first twelve months after such Eligible Landfill is acquired. The Proforma Cash Savings shall be based on (a) the prior twelve month actual waste volume handled by the Borrowers' collection operations and disposed of at third-party landfills or transfer stations (increased by the waste volumes of acquired Subsidiaries as if such Subsidiaries had been owned for the period of determination), and (b) the average third-party disposal costs per ton in the latest quarter for such waste volume. The Proforma Cash Savings shall also be adjusted downward for (a) the projected incremental costs of handling the waste at such Eligible Landfill, and (b) any incremental transportation costs.

     Proforma EBITDA. For any twelve month period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, provided that, with respect to any Subsidiary (other than Bender, Apex, WSI, Pappy and the Pine Grove Group) acquired within the past twelve months or to be acquired, the calculation of Consolidated Net Income (or Deficit) for the period prior to such Subsidiary's acquisition may include reference to such Subsidiary's historical financial statements as if such Subsidiary had been owned for those twelve months (provided that such statements have been reviewed and analyzed by the Parent in accordance with its standard due diligence practices and the Banks have received appropriate documentation thereof) and in the case of acquisitions occurring after June 30, 1997, may be further adjusted to add back non recurring private company expenses which are discontinued upon such acquisitions and certified by the CFO to the extent such adjustments are approved by the Agent, plus (a) interest expense, (b) income taxes, (c) depreciation and landfill depletion expense, and (d) amortization expense, to the extent that each of the same has been deducted in calculating such adjusted Consolidated Net Income (or Deficit), plus the following amounts relating to Bender: (e) $2,000,000 for the fiscal quarter ending June 30, 1997, and (f) $800,000 for the fiscal quarter ending September 30, 1997, plus the following amount relating to Apex: (g) $1,245,000 for the fiscal quarter ending June 30, 1997, plus the following amounts relating to WSI: (h) $3,500,000 for the fiscal quarter ending June 30, 1997, (i) $2,450,000 for the fiscal quarter ending September 30, 1997, (j) $1,400,000 for the fiscal quarter ending December 31, 1997, and (k) $350,000 for the fiscal quarter ending March 31, 1998, plus the following amounts relating to
Pappy: (l) $1,340,000 for the fiscal quarter ending September 30, 1997, (m) $975,000 for the fiscal quarter ending December 31, 1997, (n) $610,000 for the fiscal quarter ending March 31, 1998, and (o) $245,000 for the fiscal quarter ending June 30, 1998; plus the following amounts relating to the Pine Grove
Group: (p) $5,600,000 for the fiscal quarter ending December 31, 1997, (1) $3,900,000 for the fiscal quarter ending March 31, 1998, (r) $2,250,000 for the fiscal quarter ending June 30, 1998, and (s) $560,000 for the fiscal quarter ending September 30, 1998; plus (t) the Net Benefits of Internalizing Waste Disposal; all of (a) through (t) as certified by the CFO in the Compliance Certificate delivered to the Banks pursuant to 6.4 hereof.


     Real Property. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

     Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in 3.2.

     Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Security Documents. The Pledge Agreement and any additional documents evidencing or perfecting the Agent's lien on the shares of the Subsidiaries of the Parent for the benefit of the Banks, including Uniform Commercial Code financing statements, each as amended and in effect from time to time.

     Subordinated Debt. Indebtedness of the Borrowers the terms and amount of which has been approved in writing by the Banks and which has been subordinated to the Obligations on terms and conditions satisfactory to the Banks.

     Subordination Agreements. The documents evidencing the subordination of the Subordinated Debt to the Obligations, the terms of which have been approved in writing by the Banks.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Total Commitment. See 2.1.

     WSI. Waste Services, Inc., a New York corporation, N.Y. Waste Services, Inc., a New York corporation, L.I. Waste Services, Inc., a New York corporation, KC Waste Services, Inc., a New York corporation, and Curbside Leasing, Inc., a New York corporation.

     1.2. Rules of Interpretation.

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "" refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     THE REVOLVING CREDIT FACILITIES.

     Commitment to Lend.

     Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Borrowers to the Agent given in accordance with 2.4, such Bank's Commitment Percentage of sums as are requested by the Borrowers provided that the sum of the outstanding principal amount of the Loans (giving effect to the requested Loan) plus the Maximum Drawing Amount shall not exceed a maximum aggregate amount outstanding of $150,000,000, as such amount may be reduced or increased pursuant to 2.2 hereof (the "Total Commitment"). Each request for a Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in 9 and 10, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation with respect to any Letter of Credit shall be a Base Rate Loan hereunder.

     Reduction of Revolving Credit Commitment; Increase of Revolving Credit Commitment

     (a) The Borrowers shall have the right at any time and from time to time upon three (3) Business Day's prior written notice to the Agent to reduce by $10,000,000 or greater amount or terminate entirely the Total Commitment, whereupon the Commitment of each Bank shall be reduced pro rata in accordance with such Bank's Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice delivered by the Borrowers pursuant to this 2.2. Notwithstanding the foregoing, at no time may the Total Commitment be reduced to an amount less than the sum of (i) the Maximum Drawing Amount and (ii) all Loans then outstanding.

     (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     (c) Unless a Default or Event of Default has occurred and is continuing, the Borrowers may request that the Total Commitment be increased to $200,000,000 hereunder, subject to the approval of the Agent, provided, however, that (i) any Bank which is a party to this Agreement prior to such increase may elect to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Bank shall be required to do so, (ii) in the event that it becomes necessary to include a new Bank to provide additional funding under this 2.2, such new Bank must be reasonably acceptable to the Agent, and (iii) the Banks' Commitment Percentages shall be correspondingly adjusted and Notes issued or amended and such other changes shall be made to the Loan Documents, as necessary, to reflect any such increase in the Total Commitment.

     The Notes.

     The Loans shall be evidenced by promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each, a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in an amount equal to such Bank's Commitment Percentage of the Total Commitment, and representing the obligation of the Borrowers to pay such Bank such principal amounts or, if less, the outstanding principal amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's records reflecting the making of the Loan or the receipt of such payment (as the case may be) and may, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Notes to make payments of principal of or interest on any Note when due.

     Requests for Loans.

     The Parent as agent for the Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing or a telecopy in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 11:00 a.m. (Boston time) one Business Day prior to the Drawdown Date of any Base Rate Loan, or (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Loan. Each Loan requested shall be in a minimum amount of $1,000,000. Each such request shall specify the principal amount of the Loan requested and shall reflect the Maximum Drawing Amount of all Letters of Credit and Loans outstanding. Requests for Loans made hereunder shall be irrevocable and binding on the Borrowers, and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrowers to the Banks or the Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of a Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Letter of Credit (except to the extent
(i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of any Borrower or the Borrowers taken as a whole, (iii) of changes disclosed to the Banks in writing and accepted by the Banks, or (iv) that such representations and warranties expressly relate only to an earlier date). The Agent shall promptly notify each Bank of each Loan and Letter of Credit Request received by the Agent.

     Funds for Loans.

     (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by 9 or 10, as the case may be, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such Bank's Commitment Percentage of any requested Loan.

     (b) The Agent may (unless earlier notified to the contrary by any Bank by 1:00 p.m. (Boston time) on any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to the Agent the amount of such Bank's Commitment Percentage with respect to the Loan to be made on such Drawdown Date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes such amount available to the Agent on a date after such Drawdown Date, such Bank shall pay the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period multiplied by (ii) the amount equal to such Bank's Commitment Percentage of such Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Commitment Percentage of such Loan shall become immediately available to the Agent and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If such amount is not in fact made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to debit the Borrowers' accounts to recover such amount from the Borrowers, with interest thereon at the rate per annum applicable to any Loan made on such Drawdown Date.


     Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts.

     (a) At the Parent's option, so long as no Default or Event of Default has occurred and is then continuing, the Parent may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Parent gives notice to the Agent pursuant to 2.6(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Parent and each Bank, and each such notice to the Parent shall be considered prima facie correct and binding, absent manifest error.

     (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Parent shall give written or telecopy notice received by the Agent not later than 12:00 noon (Boston time) of its election pursuant to 2.6(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to each such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Parent shall fail to give the Agent notice of its election hereunder together with all of the other information required by 2.4 and this 2.6(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. The Agent shall promptly notify each Bank in writing (or by telephone confirmed in writing or by telecopy) of such election.

     (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

     (d) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrowers have more than five (5) different maturities of borrowings of Eurodollar Loans outstanding at any time.

     Interest.

     The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate. Interest shall be payable (a) quarterly in arrears on the last Business Day of each fiscal quarter for the fiscal quarter ending on such date, on Base Rate Loans, (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three
(3) months, also on the last day of the third month following the commencement of such Interest Period, on Eurodollar Loans, and (c) on the Maturity Date for all Loans.

     Maturity of the Loans and Reimbursement Obligations.

     The Loans and all unpaid Reimbursement Obligations shall be due and payable on the Maturity Date. Each of the Borrowers promises to pay on the Maturity Date all Loans and all unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

     Mandatory Repayments of the Loans.

     If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent (a) for application to the Loans (subject to 4.7), or (b) if no Loans shall be outstanding, to be held by the Agent for the benefit of the Banks as collateral security for the Reimbursement Obligations provided, however, that if the amount of cash collateral held by the Agent pursuant to this 2.9(b) exceeds the Maximum Drawing Amount, the Agent shall return such excess to the Borrowers.

     Optional Prepayments or Repayments of Loans.

     Subject to the terms and conditions of 4.7, the Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Agent, no later than 12:00 noon (Boston time) three (3) Business Days prior to such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing or by telecopy) of any proposed prepayment or repayment pursuant to this 2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid (in integral multiples of $1,000,000, or, if less, the balance of the Loans). The Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by telecopy) of such payment.

     LETTERS OF CREDIT.

     Letter of Credit Commitments.


     (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in 3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Parent as agent for the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued under this 3.1(a) (the "Letters of Credit") shall not exceed $50,000,000, such Maximum Drawing Amount plus the aggregate outstanding principal of all Loans shall not exceed the Total Commitment, and no Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the Maturity Date. The letters of credit listed in Schedule 3.1(a) issued by the Agent under the Original Credit Agreement shall be Letters of Credit under this Agreement.

     (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

     (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to 3.2.

     Reimbursement Obligation of the Borrowers.

     In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

     (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto (the "L/C Payment Date"), (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent in connection with any payment made by the Agent under, or with respect to, such Letter of Credit, provided however, if the Borrowers do not reimburse such Agent on the L/C Payment Date, such amount shall, provided that no Event of Default under 12(g) or 12(h) has occurred, become automatically a Base Rate Loan advanced hereunder in an amount equal to such sum; and

     (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 12, an amount equal to the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this 3.2 at any time from the date such amounts become due and payable (whether as stated in this 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in 4.5 for overdue amounts.

     Letter of Credit Payments.

     If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Banks of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Base Rate Loans. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, multiplied by (b) the amount equal to such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, multiplied by (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     Obligations Absolute.

     The Borrowers' obligations under this 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

     Reliance by Agent.

     To the extent not inconsistent with 3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, resolution, written notice, written consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent; provided that any of the above may be transmitted by facsimile if allowed by the Letter of Credit.

     FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.

     Fees.

     (a) Commitment Fee. The Borrowers agree to pay to the Banks a commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate multiplied by the amount of the unused portion of the Total Commitment during each fiscal quarter or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). This Commitment Fee shall be payable quarterly in arrears on the last day of each fiscal quarter for the fiscal quarter then ended commencing on the last day of the calendar month in which the conditions set forth in 9 hereof are first satisfied, with a final payment on the Maturity Date. The Commitment Fee shall be shared pro rata by the Banks in accordance with their respective Commitment Percentages.

     (b) Letter of Credit Fee. The Borrowers shall pay a fee (the "Letter of Credit Fee") to the Agent equal to the Applicable L/C Fee Rate multiplied by the average Maximum Drawing Amount of Letters of Credit outstanding during each fiscal quarter, payable quarterly in arrears on the last day of each fiscal quarter for the fiscal quarter then ended. The Borrowers shall also pay in advance on the date of issuance of each Letter of Credit an issuance fee to the Agent for its account equal to one eighth of one percent (1/8%) per annum on the Maximum Drawing Amount of each Letter of Credit (the "Issuance Fee"). The Letter of Credit Fee (but not the Issuance Fee) shall be shared pro-rata by each of the Banks in accordance with their respective Commitment Percentages. The Borrowers shall also pay the customary administrative fees of the Agent with respect to the Letters of Credit, including, without limitation, fees for modifying such Letters of Credit.

     (c) The Borrowers shall pay an agent's fee to the Agent at the times and in the amount as shall be agreed upon by the Borrowers and the Agent.

     Payments.

     (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, received at the Agent's Head Office in immediately available funds by 12:00 noon (Boston time) on any due date.

     (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     Computations.

     All computations of interest on the Loans and of Letter of Credit Fees or other fees shall be based on a 365- or 366-day year except that computations of interest on Eurodollar Loans shall be based on a 360- day year, and shall be paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next Business Day, and interest shall accrue during such extension.

     Capital Adequacy.

     If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrowers and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     Interest on Overdue Amounts.

     Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and be payable on demand at a rate per annum equal to the Base Rate plus two percentage points (2.00%) until such overdue amount shall be paid in full (after as well as before judgment).

     Interest Limitation.

     Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     Eurodollar Indemnity.

     The Borrowers agree to indemnify the Banks and the Agent and to hold them harmless from and against any reasonable loss, cost or expense that the Banks and the Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to 2.4 or 2.6, and (c) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed for such period or Interest Period, as the case may be.

     Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Agent shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Bank or the Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Bank or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by such Bank or the Agent, the obligation of the Banks and the Agent to make Eurodollar Loans shall be suspended until the Banks or the Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

     Additional Costs, Etc.

     If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank or the Agent any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, such Bank's Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

          (i) to increase the cost to such Bank or the Agent of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Commitment, or the Letters of Credit; or

          (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, the Loans, drawings under the Letters of Credit, or

          (iii)to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

     Certificate.

     A certificate setting forth any additional amounts payable pursuant to 4.7 or 4.9 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     Concerning Joint and Several Liability of the Borrowers.

     (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks and the Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

     (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this 4.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

     (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

     (d) The Obligations of each of the Borrowers under the provisions of this
4.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

     (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Banks or the Agent under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks or the Agent at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks or the Agent in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks or the Agent with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this 4.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this 4.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this 4.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this 4.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks or the Agent. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agent, or the Banks.

     (f) The provisions of this 4.11 are made for the benefit of the Banks and the Agent and their successors and assigns, and may be enforced in good faith against them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks or the Agent first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this 4.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this 4.11 will forthwith be reinstated in effect, as though such payment had not been made.

     New Borrowers.

     Any newly-created or acquired Subsidiaries shall become Borrowers hereunder by signing Notes (or, at the option of the Agent, allonges to existing Notes), entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Banks or the Agent may reasonably request including, without limitation, documentation with respect to conditions noted in 9 and 10 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include each such Subsidiary as a Borrower hereunder.

     REPRESENTATIONS AND WARRANTIES.

     The Borrowers jointly and severally represent and warrant to the Banks and the Agent as follows:

     Corporate Authority.

          (a) Incorporation; Good Standing. Each of the Borrowers (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrowers considered as a whole.

          (b) Authorization. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrowers or any agreement or other instrument binding upon the Borrowers.

          (c) Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

     Governmental Approvals.

     The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     Title to Properties; Leases.

     The Borrowers own all of the assets reflected in the consolidated or combined balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Financial Statements; Solvency.

          (a) There has been furnished to the Banks (i) the consolidated balance sheet of the Borrowers dated the Balance Sheet Date and consolidated statements of operations for the fiscal year then ended, Certified by Ernst & Young LLP or such other independent accounting firm acceptable to the Banks (the "Accountants"), and (ii) a consolidated and consolidating balance sheet and related consolidated and consolidating statement of operations of the Borrowers dated the Balance Sheet Date for the fiscal quarter then ended. Said balance sheets and statements of operations have been prepared in accordance with GAAP, fairly present in all material respects the financial condition of the Borrowers on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such date involving amounts of $250,000 or more in the aggregate known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

          (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., on a consolidated basis they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     No Material Changes, Etc.

     Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of such corporations as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of any Borrower. Since the Balance Sheet Date, there has not been any Distribution.

     Permits, Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Litigation.

     To the knowledge of the Borrowers, except as shown on Schedule 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers considered as a whole, or materially impair the right of the Borrowers to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves (as defined by GAAP) are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     No Materially Adverse Contracts, Etc.

     None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which would be reasonably likely in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers considered as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers considered as a whole, except as otherwise reflected in adequate reserves (as defined by GAAP).

     Compliance With Other Instruments, Laws, Etc.

     None of the Borrowers is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers considered as a whole.

     Tax Status.

     The Borrowers have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in an aggregate amount of $100,000 or more claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     No Event of Default.

     No Default or Event of Default has occurred and is continuing.

     Holding Company and Investment Company Acts.

     None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Absence of Financing Statements, Etc.

     Except as contemplated by 7.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.


BOS-BUS:435203



                                        4

     Employee Benefit Plans.

     (a) In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by 412 of ERISA. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

     (b) Terminability of Welfare Plans. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. Any Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

     (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither any of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to 307 of ERISA or 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

     (d) Multiemployer Plans. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of 4241 or 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA

     Use of Proceeds.

     The proceeds of the Loans shall be used for general corporate purposes, including to repay certain existing Indebtedness of the Borrowers, for working capital purposes, for Capital Expenditures, for Letters of Credit, and for additional acquisitions permitted by 7.4 hereof or otherwise approved in writing by the Banks. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Environmental Compliance.

     The Borrowers have taken all reasonable and prudent steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on Schedule 5.16:

          (a) None of the Borrowers, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers considered as a whole.

          (b) None of the Borrowers has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties except in material compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and
     (v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

          (d) none of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     Perfection of Security Interests.

     All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, or reasonably requested by the Agent or any of the Banks, to establish and perfect the Agent's security interests in the Collateral as described in the Security Documents. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     Certain Transactions.

Except as set forth on Schedule 5.18 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers are presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Subsidiaries.

     Schedule 1 sets forth a complete and accurate list of the Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary is directly or indirectly wholly owned by the Parent. The Parent has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

     True Copies of Charter and Other Documents.

     The Borrowers have furnished the Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

     Disclosure.

     No representation or warranty made by the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Agent by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

     Permits and Governmental Authority.

     Except as disclosed in Schedule 5.22 hereto, all permits (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of any Borrower) required for the construction and operation of all landfills or other solid waste facilities currently owned or operated by the Borrowers have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. None of the Borrowers, nor, to the knowledge of the Borrowers, the holder of such permits is in violation of any such permits, except for any violation which would not have a material adverse effect on the business, operations or financial condition of the Borrowers considered as a whole.

     Environmental Reports.

     The Borrowers have delivered to the Banks copies of all environmental reports in their possession (or in the possession of their agents, consultants, or professional advisors) relating to the Real Property.

     AFFIRMATIVE COVENANTS OF THE BORROWERS.

     The Borrowers jointly and severally covenant and agree that, so long as any Loan, any Note, or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

     Punctual Payment.

     The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     Maintenance of Office.

     The Borrowers will maintain their chief executive offices at 1000 Crawford Place, Mount Laurel, New Jersey 08054, or at such other place in the United States of America as the Borrowers shall designate upon 30 days prior written notice to the Agent.

     Records and Accounts.

     Each of the Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     Financial Statements, Certificates and Information.

     The Borrowers will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated and consolidating balance sheets of Borrowers as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, Certified by the Accountants. In addition, simultaneously therewith, the Borrowers shall use their best efforts to provide the Banks with a written statement from such Accountants to the effect that the Borrowers are in compliance with the covenants set forth in 8 hereof, and that, in making the examination necessary to said Certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 1997, copies of the consolidated and consolidating balance sheets and statement of operations of the Borrowers as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Borrowers (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended, subject to year-end adjustments in accordance with GAAP;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, (i) a statement in the form of Exhibit C hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in 6, 7 and 8 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing compliance with 7.1, 7.3, 7.9, and 8 hereof, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto, and (ii) a certificate in the form of Exhibit D hereto with respect to the operating permits of the Borrowers;

          (d) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent; and

          (e) from time to time such other financial data and other information (including accountants' management letters) as any Bank or the Agent may reasonably request.

     Corporate Existence and Conduct of Business.

     Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of such Borrower, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; shall comply with all applicable laws and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of such Borrower. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

     Maintenance of Properties.

     The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers considered as a whole.

     Insurance.

     The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof, which risks may, but shall not be required by the Banks to be, covered by insurance maintained by the Borrowers) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than the amounts and coverages set forth in Schedule 6.7 hereto. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

     Taxes.

     The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves (as defined by GAAP) with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     Inspection of Properties, Books, and Contracts.

     The Borrowers shall permit any of the Banks, the Agent or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as any of the Banks or the Agent may reasonably request.

     Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits.


     Each Borrower will (i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect singly or in the aggregate on the financial condition, properties or businesses of the Borrowers considered as a whole; (iii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of such Borrower's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Bank or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     Environmental Indemnification.

     The Borrowers covenant and agree that they will indemnify and hold each of the Banks and the Agent harmless from and against any and all claims, expense, damage, loss or liability incurred by any of the Banks (including all costs of legal representation incurred by any of the Banks or the Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property;
(b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents, or the payment of the Loans, or the termination of the obligation to issue Letters of Credit, and shall inure to the benefit of the Banks, the Agent, and their successors and assigns.

     Further Assurances.

     The Borrowers will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

     Notice of Potential Claims or Litigation.

     The Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $250,000, together with a copy of each such notice received by any Borrower.

     Notice of Certain Events.

              (a) The Borrowers will provide the Banks with written notice as to any cancellation or material change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

              (b) The Borrowers will promptly notify the Banks in writing of any of the following events:

            (i) upon any Borrower obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations which violation, together with all such other violations, could result in a fine or penalty of $1,000,000 or more or which would reasonably be expected to require expenditures of $1,000,000 or more to remedy; (ii) upon any Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or is required to report in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's, or any Person's operation of the Real Property,
          (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower, or any of their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances; (iv) upon any Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property; (v) any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject; or (vi) any labor dispute or union contract dispute involving any of the Borrowers.

       Response Actions.

The Borrowers covenant and agree that if any Release or Disposal of Hazardous Substances in violation of Environmental Laws shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

       Notice of Default.

     The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $1,000,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

     Closure and Post Closure Liabilities.

     The Borrowers shall at all times adequately accrue, in accordance with GAAP, and fund, as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the operations of the Borrowers.

     Subsidiaries.

     The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of the capital stock of each other Borrower, and such shares shall be pledged to the Agent for the benefit of the Banks. The Parent shall, on or before March 31, 1998, (i) wind up the business of Eastern Environmental Services of Northeast, Inc., Advanced Analytical Laboratories, Inc., Eastern Real Properties, Inc., Pulaski Sanitation, Inc., Eastern Environmental Services of Southeast, Inc., W.C. Skuba Co., Inc., All Waste Refuse Services, Inc., AWS of Va., Inc., EESI of Fairless Hill, Inc., Eastern of Sussex County, Inc., Eastern Recycling of Sussex County, Inc., New York Grading, Inc., Eastern Waste of Delaware Valley, Inc., Eastern Development Services, Inc. and S&S Grading of Illinois, Inc., and terminate each such corporation's existence in accordance with applicable law on or before such date, or (ii) cause any of the foregoing companies which survive to become Borrowers hereunder.

     CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

     The Borrowers agree that, so long as any Loan, any Note, or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     Restrictions on Indebtedness.

     None of the Borrowers nor any of their Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

              (b) Subject to 7.8, the Subordinated Debt; (c) Existing Indebtedness listed on Schedule 7.1(c) hereto on the terms and conditions in effect as of the date hereof (and any subsequent refinancing of the principal amount of such Indebtedness outstanding on the date hereof on substantially the same terms and conditions in effect on the date hereof), provided that no such Indebtedness may be prepaid without prior written consent of the Banks;

          (d) Indebtedness of the Borrowers in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves;

          (e) Indebtedness of any Borrower with respect to guaranty, suretyship or indemnification obligations in connection with such Borrower's performance of services for its respective customers in the ordinary course of its business;

          (f) Indebtedness of the Borrowers incurred in connection with acquisitions pursuant to 7.4 hereof and the acquisition of any real or personal property by the Borrowers after the date hereof, provided that the aggregate principal amount of such Indebtedness of the Borrowers shall not exceed the aggregate amount of $30,000,000 at any one time; and

          (g) Indebtedness of the Borrowers incurred with respect to landfill closure bonds (other than landfill closure bonds listed on Schedule 7.2(c) hereto, or renewals of such bonds) after the date hereof shall not exceed an aggregate amount of $10,000,000 outstanding at any time.

     Restrictions on Liens.

     None of the Borrowers nor any of their Subsidiaries will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

          (a) Purchase money liens securing Indebtedness permitted under 7.1(f) hereof, provided that such Liens shall encumber only the property or assets so acquired and shall not exceed the fair market value thereof;

          (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by 7.1(d);

          (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the reasonable opinion of the respective Borrower interferes materially with the use of the affected property in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

          (g) Liens existing as of the date hereof securing Indebtedness permitted under 7.1(c) hereof and listed on Schedule 7.2(g) hereto;

          (h) Liens granted pursuant to the Security Documents; and

          (i) Liens related to the industrial development bond for

     Pine Landfill.

     Restrictions on Investments.

     Except to the extent provided in 7.4, none of the Borrowers nor any of their Subsidiaries shall make or permit to exist or to remain outstanding any other Investment other than the following Investments made or to be made by the
Borrowers:

          (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America that are due and payable within one year from the date of acquisition and prior to the Maturity Date;

          (b) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

          (c) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is not rated lower than "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's
     Corporation;

          (d) Investments associated with insurance policies or surety bonds required or allowed by state law to be posted as financial assurance for landfill closure and post-closure liabilities;

          (e) Investments by the Parent in any other Borrower and Investments permitted by 7.4;

          (f) Until March 31, 1998, Investments in Subsidiaries of the Parent which are not Borrowers in the amounts outstanding as of the Balance Sheet Date as set forth on Schedule 7.3(f) hereto; and

          (g) other Investments not to exceed $2,000,000 in the aggregate at any time outstanding; provided that before and after giving effect to any permitted Investment made after the date hereof (other than an investment by the Parent in any other Borrower), no Default or Event of Default shall exist or would occur as a result of making such Investment.

     Mergers, Consolidations, Sales, Acquisitions.

     None of the Borrowers shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other Person except as otherwise provided in 7.3 or this 7.4, or sell, transfer, convey or lease any stock or assets or group of assets (except sales of equipment in the ordinary course of business and sales of assets totaling an aggregate from the date hereof through the Maturity Date of no more than 5% of the Consolidated Total Assets of the Borrowers) or sell or assign, with or without recourse, any receivables. A Borrower may purchase or otherwise acquire all or substantially all of the assets or stock of any class of any Person provided that (a) no Event of Default has occurred and is continuing and the proposed transaction will not otherwise create an Event of Default hereunder;
(b) the business to be acquired predominantly involves non-hazardous solid waste disposal, collection, hauling, recycling or transfer; (c) the business to be acquired operates in the United States of America; (d) in the case of an asset acquisition, all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent, 100% of the stock of which has been or will be pledged to the Agent on behalf of the Banks and which is a Borrower or will become a Borrower pursuant to 4.12 or, in the case of a stock acquisition or an acquisition by merger, the acquired company shall become or shall be merged with a wholly-owned Subsidiary of the Parent that is a Borrower; (e) the aggregate cash consideration to be paid by the Borrowers in connection with any such acquisition (including the aggregate amount of all Indebtedness assumed but excluding landfill closure and post-closure bonds) shall not exceed $20,000,000 without the consent of the Majority Banks; (f) each acquisition of a landfill shall be preceded by the standard due diligence practices of the Borrowers as set forth on Exhibit F hereto, such due diligence to include a review by a consulting engineer reasonably acceptable to the Agent; (g) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition; and (h) in the case of an acquisition for which the sum of the value of the Stock given by the Borrowers in consideration for the acquisition plus the cash paid and Indebtedness assumed or incurred (excluding landfill closure and post-closure bonds) is $15,000,000 or more (a "Material Acquisition"), the Banks shall have been provided with (i) a Compliance Certificate demonstrating that the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the covenants in 8 hereof, (ii) a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements for any business to be acquired for the preceding two (2) fiscal years, and (iii) a summary of the results of the Borrower's due diligence investigations.

     Consent to Pine Grove Acquisition.

     Event of Default which would otherwise occur under clause (e) of 7.4 as a result of the transaction described in the draft Stock Purchase Agreement (the "Pine Grove Acquisition") dated October 17, 1997 by and between Delmarva Capital Technology Company and Eastern Environmental Services, Inc. is hereby waived, provided that:

          (a) the aggregate cash purchase price to be paid in connection therewith (including the amount of all Indebtedness assumed) shall not exceed $46,000,000,

          (b) the Pine Grove Group executes and delivers to the Agent an amendment to this Agreement to add each of Pine Grove, Pine Hauling and Pine Landfill as Borrowers hereunder,

          (c) the Parent shall execute and deliver to the Agent an amendment to its Pledge Agreement to include the capital stock of Pine Grove as stock pledged pursuant thereto,

          (d) Pine Grove shall execute and deliver to the Agent an amendment to the Pledge Agreement to include the capital stock of Pine Hauling and Pine Landfill as stock pledged pursuant thereto,

          (e) prior to any funding by the Banks for the Pine Grove Acquisition and prior to closing the Pine Grove Acquisition, the terms of any first security held by any bank pursuant to the industrial development bond for Pine Landfill are acceptable to, and expressly consented to in writing by, the Agent in its discretion,

          (f) the Borrowers shall comply with all other provisions of 7.4 and
     7.1 of this Agreement, and

          (g) the Borrowers agree to deliver within thirty (30) days of closing the Pine Grove Acquisition each of the following, in form and substance satisfactory to the Agent:

               (i) Each of the Banks shall have received (A) an executed amendment to this Agreement adding each member of the Pine Grove Group as Borrowers hereunder, (B) an executed amendment to the Pledge Agreement to include the capital stock of the Pine Grove Group as stock pledged pursuant thereto, and (C) an executed original amendment and restatement of such Bank's Note in form and substance satisfactory to such Bank;

               (ii) The Agent shall have received the certified directors' resolutions of each of the Borrowers satisfactory to the Agent authorizing the execution and delivery of the amendments to this Agreement and the Pledge Agreement and the amended and restated Notes;

               (iii)The Banks shall have received opinions of counsel to the Borrowers as to the due authorization and enforceability of the amendments to this Agreement and the Pledge Agreement and the amended and restated Notes to be issued to the Banks pursuant to 7.4.1(g)(i);

               (iv) The Borrowers shall deliver to the Agent copies of the charter and other incorporation documents (including certificates of merger and name change) of each member of the Pine Grove Group, certified by the Secretary of State of each of their jurisdictions of incorporation;

               (v) The Borrowers shall deliver to the Agent certificates of the legal existence/good standing of each member of the Pine Grove Group, certified by the Secretary of State of each of their jurisdictions of incorporation;

               (vi) The Borrowers shall deliver to the Agent certificates of foreign qualification for each jurisdiction in which each member of the Pine Grove Group is required to qualify to do business, certified by the Secretary of State of such jurisdiction;

               (vii)The Borrowers shall deliver to the Agent a certificate of the Secretary or Assistant Secretary of each member of the Pine Grove Group regarding the by-laws and the incumbency of the officers of such Borrowers (with copies of such by-laws attached); and

               (viii)The Borrowers shall deliver to the Agent the certificates for all of the issued and outstanding shares of the Pine Grove Group, together with stock powers endorsed in blank.

Failure to deliver each of such items within thirty (30) days of closing the Pine Grove Acquisition shall constitute an Event of Default under this Agreement.

       Sale and Leaseback.

     None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Banks.

     Restricted Distributions and Redemptions.

     None of the Borrowers may make Distributions except as set forth in this
7.6. Each Borrower may make Distributions payable solely in common stock of such Borrower. Borrowers other than the Parent may declare or pay Distributions other than Distributions payable solely in common stock of such Borrowers to the Parent. In addition, the Borrowers (other than the Parent) shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of such Borrowers. The Parent may declare or pay Distributions and may redeem, convert, retire, or otherwise acquire shares of its Capital Stock, provided that the aggregate of all such Distributions and Stock Acquisitions by the Parent shall not exceed $1,000,000 during the term of this Agreement. None of the Borrowers may make any Distribution or otherwise acquire stock under this 7.6 if a Default or Event of Default exists or would be created by the making of such Distribution or the acquisition of such stock. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' capital stock.

     Employee Benefit Plans.

     None of the Borrowers nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for any Borrower; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to 302(f) or 4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to 307 of ERISA or 401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063, 4066 and 4068 of
ERISA, or in respect of a Multiemployer Plan, under 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     Subordinated Debt.

     None of the Borrowers will amend, supplement, or otherwise modify the terms of the Subordinated Debt without the prior written consent of the Banks. The Borrowers will not make any payments with respect to the Subordinated Debt other than payments by the terms of the Subordination Agreements.

     Capital Expenditures.

     The Borrowers shall not make or commit to make Capital Expenditures (excluding (a) landfill closure and post-closure expenditures and (b) the initiation costs of the landfills set forth on Schedule 7.9 hereto) in excess of two times the depreciation and landfill amortization expense of the Borrowers for any fiscal year.

     7.10 Negative Pledges.

     No Borrower will pledge any of its assets to any Person other than to the Agent for the benefit of the Banks, nor will any Borrower grant any negative pledges on their assets to any Person other than hereunder.

       FINANCIAL COVENANTS OF THE BORROWERS.


     The Borrowers agree that, so long as any Loan or any Note or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     Interest Coverage Ratio.

     As at the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 1997, the ratio of (a) EBIT for the prior four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Total Interest Expense shall not be less than the stated ratio for the respective periods set forth below:

                  Period                        Ratio
               06/30/97 through 09/29/982.00:1
               09/30/98 through 09/29/992.25:1  Thereafter
               2.50:1

     Balance Sheet Leverage Ratio.

     The ratio of (a) Funded Debt to (b) the sum of (i) the excess of Consolidated Total Assets over Consolidated Total Liabilities plus (ii) Funded Debt shall not exceed 0.60:1 at any time.

     Profitable Operations.


     The Borrowers will not permit Consolidated Net Income to be less than $0 for any two consecutive fiscal quarters.

     Cash Flow Leverage Ratio.

     At the time of the making of any Material Acquisition and at the end of any fiscal quarter commencing June 30, 1997, the ratio of (a) Funded Debt to (b) Proforma EBITDA shall not exceed 3.75:1; and shall not exceed 3.50:1 for any two consecutive quarters.


BOS-BUS:435203



                                        5


     CLOSING CONDITIONS.

     The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on and after the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     Corporate Action.

     All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

     Loan Documents, Etc.

     Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect and in form and substance satisfactory to the Banks.

     Secretary's Certificate; Certified Copies of Charter Documents.

     For each Borrower that was a party to the Original Credit Agreement, the Agent shall have received a certificate of a duly authorized officer of such Borrower as to the existence, good standing, and lack of changes to its charter documents since last delivered to the Agent. For each New Borrower, the Agent shall have received from the Borrowers a copy, certified by a duly authorized officer of such Borrower to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents (including certificates of merger and name changes) as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     Incumbency Certificate.

     The Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers; (b) to make Loan and Letter of Credit Requests; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

     Validity of Liens.

     The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     UCC Search Results.

     The Agent shall have received the results of UCC searches with respect to the assets of any Borrowers acquired after September 1, 1996, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     Certificates of Insurance.

     The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof.

     Opinions of Counsel.

     The Banks shall have received from outside counsel to the Borrowers, an opinion addressed to the Banks, dated the date of the closing, in form and substance satisfactory to the Banks regarding (i) enforceability and corporate matters; and (ii) such other matters as the Agent may reasonably request.

     Closing Fee; Arrangement Fee.

     The Agent shall have received from the Borrowers (a) on behalf of the Banks, a closing fee in an amount as shall be agreed upon by the Banks and the Borrowers, and (b) on behalf of the Arranger, an arrangement fee in an amount as shall be agreed upon by the Arranger and the Borrowers.

     Audited Financial Statements.

     The Banks shall have received the audited financial statements of the Borrowers for the fiscal year ended June 30, 1997, in form and substance satisfactory to the Banks.

     Certificate Regarding Permits.

     The Banks shall have received a certificate in the form of Exhibit D hereto regarding operating permits of the Borrowers.

     Initial Compliance Certificate.

     The Banks shall have received a Compliance Certificate in the form of Exhibit C hereto regarding compliance with the covenants set forth in 8.2 and
8.4 hereof as of June 30, 1997.

     CONDITIONS TO ALL LOANS.

     The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

     Representations True; No Event of Default.

     Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement, changes disclosed to the Banks in writing and accepted by the Banks, and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     Performance; No Event of Default.

     The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan or the issuance, extension, or renewal of any Letter of Credit, and at the time of the making of any Loan or the issuance, extension, or renewal of any Letter of Credit, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in 10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

     No Legal Impediment.

     No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans or for the Agent to issue, extend, or renew Letters of Credit hereunder.

     Governmental Regulation.

     The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Proceedings and Documents.

     All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks and the Agent as of the date hereof in substance and in form satisfactory to the Banks and the Agent, including without limitation a Loan and Letter of Credit Request in the form attached hereto as Exhibit B, and the Banks and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks and the Agent may reasonably request.

     COLLATERAL SECURITY.

     The Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the shares of the Subsidiaries of the Parent, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers are parties.

     EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENTS.

     Events of Default and Acceleration.

     If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

     (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

     (b) if the Borrowers shall fail to pay any Reimbursement Obligation, interest, fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

     (c) if the Borrowers shall fail to comply with the covenants contained in 6.1, 6.3, 6.4, 6.5, 6.7, 6.8, 6.13, 6.14, 6.16, 6.18, 7 or 8 hereof;

     (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within thirty (30) days after written notice of such failure has been given to the Borrowers by the Banks, or if such default cannot reasonably be cured within 30 days, such longer period as is required to cure such default (not to exceed sixty (60) days), provided that the Borrowers shall have provided evidence to the Agent of commencing cure within such 30 day period and thereafter continue diligently to effect such cure;

     (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

     (f) if any Borrower shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $1,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

     (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower and or any Borrower indicates its approval thereof, consent thereto or acquiescence therein;

     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

     (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments, against the Borrowers exceeds in the aggregate $500,000 after taking into account any undisputed insurance coverage;

     (j) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000; any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of 302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of such Borrower to the PBGC or the Plan in an aggregate amount exceeding $250,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

     (k) any of the Subordinated Debt shall be in default or all or any part of the Subordinated Debt shall be paid, prepaid, redeemed or repurchased in whole or in part other than as permitted under the terms of the Subordination Agreement, hereof and thereof;

     (l) unless the Majority Banks approve, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) owning less than 5% of the Borrower's common stock as of the date hereof shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of any Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of any Borrower on the first day of such period (and individuals whose nomination to the board was recommended by a majority of such directors) shall cease to constitute a majority of the board of directors of such Borrower; or

     (m) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations.

Termination of Commitments.

If any Event of Default shall occur, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such Notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Agent shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder provided that if an Event of Default specified in 12.1(g) or 12.1(h) shall have occurred, such unused portion of the Total Commitment shall terminate immediately and the Banks and the Agent shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers without the requirement of notice from the Banks or the Agent. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

Remedies.

Subject to 14.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may with the consent of the Majority Banks proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SETOFF.

Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, such Bank's proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

THE AGENT.

Appointment of Agent, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents. Except as provided in this 14 and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Security Documents and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Security Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as a Bank as provided in this 14. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. BKB in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

Actions By Agent.

The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

Indemnification.

Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Banks agree to indemnify the Agent, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent (or any agent thereof).

Reimbursement.

Without limiting the provisions of 14.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

Documents.

The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

Non-Reliance on Agent and Other Banks.

Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of 14.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

Payments.

Payments to Agent.

A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

Distribution by Agent.

If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

Delinquent Banks.

     (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (b) A Delinquent Bank shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Delinquent Bank and, for purposes of the definition of "Majority Banks", a Delinquent Bank shall be deemed not to be a Bank.

     (c) Other than as expressly set forth in this 14.7.3., the rights and obligations of a Delinquent Bank (including the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. Nothing in this
14.7.3. shall be deemed to release any Delinquent Bank from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Delinquent Bank hereunder, or shall prejudice any rights which the Borrowers, the Agent or any Bank may have against such Delinquent Bank as a result of any default by such Delinquent Bank hereunder. Nothing herein shall be deemed to require a nondelinquent Bank to advance more than its Commitment Percentage of any Loan or purchase more than its Commitment Percentage of any Letter of Credit.

     (d) In the event a Delinquent Bank retroactively cures to the reasonable satisfaction of Agent the breach which caused a Bank to become a Delinquent Bank, such Delinquent Bank shall no longer be a Delinquent Bank and shall be treated as a Bank under this Agreement.

Resignation of Agent.

The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent with the consent of the Borrowers, such consent not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this 14.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent (to the extent such Letters of Credit are returned by the beneficiaries for purposes of such exchange).

Action by the Banks, Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this 14.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall, do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the Total Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this 14.8; (f) change the Commitment Percentage of any Bank, except as permitted under 2.2(c) or 19 hereof; or (g) except as otherwise permitted hereunder, release any Collateral.

EXPENSES.

Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees, collateral evaluation costs and Consulting Engineer's fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrowers further agree to reimburse the Agent and the Banks for all such fees and disbursements expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or under any of the other Loan Documents, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder, including, without limitation, the so-called "workout" thereof after the occurrence of a Default or Event of Default. The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Agent's or the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Agent and the Banks with respect thereto).

INDEMNIFICATION.

The Borrowers agree to indemnify and hold harmless the Agent, the Arranger and the Banks, as well as the Agent's and the Banks' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Arranger and each Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. The covenants of this 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

17.1.  Confidentiality.

Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of 19.1.

17.2.  Prior Notification.

Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, ten (10) days prior to disclosure thereof (unless such time period is impracticable under the circumstances or precluded by law), use reasonable efforts to notify the Borrowers of any request for disclosure of any such non public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

18.  SURVIVAL OF COVENANTS, ETC.

Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Agent has any obligation to issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

19.  ASSIGNMENT AND PARTICIPATION.

It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit, and its Commitment hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of the Commitment, the Loans and outstanding Letters of Credit unless otherwise agreed to by the Agent) to additional banks or other financial institutions with the prior written approval of the Agent and, if no Default or Event of Default exists, the Borrowers, which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate or such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Agent and the Borrowers hereunder an Assignment and Acceptance substantially in the form of Exhibit E hereto together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrowers shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated the date of the assignment or such other date as may be specified by the Agent and otherwise completed in substantially the form of Exhibit A and to the extent any assigning Bank has retained a portion of its obligations hereunder, an appropriate replacement Note to the assigning Bank reflecting its assignment; (b) the Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; and (c) this Agreement shall be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank or financial institutions voting rights with respect to this Agreement to the matters set forth in 14.8 which require the vote of all Banks.

Notwithstanding the foregoing, no assignment or participation shall operate to increase the Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $5,000,000, as such amount may be reduced upon reductions in the Total Commitment pursuant to 2.2 hereof.

Anything contained in this 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under 4 of the Federal Reserve Act, 12 U.S.C.
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

19.1.  Disclosure.

The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information becomes public knowledge other than as a result of the Agent's, any Bank's or any actual or potential assignee's or participant's breach of its obligation of confidentiality set forth herein, (ii) not to disclose such information to a third party, except as required by law or legal process or by a regulatory authority and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

20.  PARTIES IN INTEREST.

All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

21.  NOTICES, ETC.

Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telecopier and confirmed by letter, addressed as follows:

     (a) if to the Borrowers, at 1000 Crawford Place, Mount Laurel, New Jersey 08054, Attention: President, telecopy number (609) 231-1152, with a copy to:
Robert M. Kramer, Esq., Robert M. Kramer & Associates, P.C., 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania 19406, telecopy number (609) 992-1029;

     (b) if to the Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Lindsay W. McSweeney, Vice President, telecopy number 617-434-2160; or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telecopier, at the time of the dispatch thereof, if in normal business hours in the place of receipt, or otherwise at the opening of business on the following Business Day.

22.  MISCELLANEOUS.

The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

23.  ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 14.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

24.  WAIVER OF JURY TRIAL.

EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

25.  GOVERNING LAW.

THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY BANK OR THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

26.  SEVERABILITY.

The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above:

THE BORROWERS: EASTERN ENVIRONMENTAL SERVICES, INC. SUPER KWIK, INC. PULAKSI GRADING, INC. CAROLINA GRADING, INC. S&S GRADING, INC. ALLIED WASTE SERVICES, INC. OLNEY SANITARY SYSTEM, INC. EASTERN WASTE OF NEW YORK, INC. R&A BENDER, INC. BAYSIDE OF MARION, INC. EASTERN WASTE OF L.I., INC. EASTERN CONTAINER CORPORATION APEX WASTE SERVICES, INC. DONNO COMPANY, INC. RESIDENTIAL SERVICES, INC. SUFFOLK WASTE SYSTEMS, INC. N.R.T. REALTY CORP. EASTERN ENVIRONMENTAL SERVICES OF INDIANA, INC. EASTERN ENVIRONMENTAL SERVICES OF FLORIDA, INC. WASTE SERVICES OF SOUTH FLORIDA, INC. WASTE-X SERVICES, INC. PAPPY, INC. HARFORD DISPOSAL, INC. SOIL REMEDIATION OF PHILADELPHIA, INC. EASTERN TRANSFER OF NEW YORK, INC.


                              By:   /s/Gregory M. Krzemien
                              Title:  Treasurer

                              THE BANKS:
                              BANQUE PARIBAS

                              By:   /s/ Scott Clingan
                              Title:  Vice President

                              By:   /s/ Cheryl Johnson
                              Title:  Assistant Vice President

                              UNION BANK OF CALIFORNIA
                              By:  /s/ Julie B. Bloomfield
                              Title:  Vice President

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, individually
                              and as Documentation Agent

                              By:   /s/ Robert Rospierski
                              Title:  Managing Director

                              FLEET BANK, N.A.

                              By:   /s/ Jennifer Proscia
                              Title:  Assistant Vice President

                              SUMMIT BANK

                              By:   /s/ Adrian M. Marquez
                              Title:  Vice President

                              BANKBOSTON, N.A.,
                              individually and as Agent

                              By:   /s/ Lindsay McSweeney
                              Title:  Vice President